UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2020

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On August 21, 2020, Nicolet Bankshares, Inc. (“Nicolet”), completed its merger (the “Merger”) with Advantage Community Bancshares, Inc. (“Advantage”) pursuant to the terms of the definitive merger agreement, dated March 2, 2020, whereby Advantage was merged with and into Nicolet, and Advantage Community Bank, the wholly owned bank subsidiary of Advantage, was merged with and into Nicolet National Bank. Advantage's four branches in Dorchester, Edgar, Mosinee, and Wausau opened as Nicolet branches on August 24, 2020. Due to the small size of the transaction, terms of the all-cash deal were not disclosed.

At the merger date, Advantage had total assets of approximately $158 million (representing approximately 3% of Nicolet's pre-merger asset size), loans of $88 million, and deposits of $141 million. Management has not yet fully completed its initial accounting for this business combination.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 24, 2020	NICOLET BANKSHARES, INC.

		By:	/s/ Ann K. Lawson
Ann K. Lawson
Chief Financial Officer